Exhibit 1.01

CITIGROUP FUNDING INC.

Medium-Term Notes, Series D and Series E

AMENDMENT NO. 2 to GLOBAL SELLING AGENCY AGREEMENT

AMENDMENT NO. 2 dated as of May 16, 2011 (this “Amendment”), to the Global Selling Agency Agreement dated as of April 20, 2006 (the “Agreement”), among Citigroup Funding Inc. (the “Company”), Citigroup Inc. (the “Guarantor”), Citigroup Global Markets Inc. (the “U.S. Agent”) and Citigroup Global Markets Limited (the “International Agent”; and together with the “U.S. Agent,” the “Agents”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Company and the Guarantor are no longer well-known seasoned issuers, as defined in Rule 405 of the Securities Act, as of the filing of the Guarantor’s Annual Report on Form 10-K on February 25, 2011.

WHEREAS, the Company and Guarantor have filed with the Commission a shelf registration statement on Form S-3 (No. 333-172554), including a form of base prospectus and prospectus supplement related to the Notes, for registration under the Securities Act of the offering and sale of the Company’s debt securities, index warrants and debt security and index warrant units, fully and unconditionally guaranteed by the Guarantor.

NOW, THEREFORE, the Company, the Guarantor and the Agents hereby agree as follows:

SECTION 1. Replacement of Section 1(a). Paragraph (a) in Section 1 of the Agreement is hereby deleted in its entirety and replaced by the following:

(a) The Company and the Guarantor meet the requirements for use of Form S-3 under the Securities Act of 1933 (the “Securities Act”) and have prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (File No. 333-172554), including a form of base prospectus and form of prospectus supplement relating to the Notes, for registration under the Securities Act of the offering and sale of the Notes. Such shelf registration statement, including exhibits and financial statements but excluding all Forms T-1, the base prospectus and any prospectus supplement or pricing supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such shelf registration statement pursuant to Rule 430B, as amended on each Effective Date is referred to herein as the “Registration Statement”. Such Registration Statement, including any amendments thereto filed prior to the date of this Agreement, have been declared effective by the Commission. The Company and the Guarantor have filed with the Commission a final base prospectus (the “Base Prospectus”) and prospectus supplement relating to the Medium-Term Notes and the plan of distribution thereof (the “U.S. Prospectus Supplement,” together with the Base Prospectus, the “Prospectus”). As filed, such Prospectus Supplement contained all information required by the Securities Act and the rules thereunder, and, was in all substantive respects in the form furnished to you prior to the date of filing; provided that the terms of a particular offering of the Notes will be set forth in a supplement to the relevant Prospectus Supplement (a “Pricing Supplement”) which the Company and the Guarantor will file with the Commission in accordance with Rule 424(b). The Registration Statement, as of the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date of this Agreement;

SECTION 2. Deletion of provisions. The Paragraph (e) in Section 1 of the Agreement is deleted in its entirety and replaced with the following:

(e) [intentionally omitted];

SECTION 3. Replacement of Section 1(f). Paragraph (f) in Section 1 of the Agreement is hereby deleted in its entirety and replaced by the following:

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Time of Sale (with such time being used as the determination date for purposes of this clause (ii)), each of the Company and the Guarantor met the requirements set forth in Rule 164(e)(2) with respect to ineligible issuer use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering.

SECTION 4. Change of fax number. The fax number and addresses for each of the Company and the Guarantor in Section 9 is hereby replaced by fax number 212-559-1000 and address 399 Park Avenue, New York, New York 10043.

SECTION 5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

SECTION 7. Amendment. Except as specifically amended or modified hereby and by Amendment No. 1 to the Agreement, the Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or documents to the Agreement shall, on and after the date hereof, be deemed to refer to the Agreement as amended hereby and by Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CITIGROUP FUNDING INC.

By:	/S/ STEPHEN GEHRMANN
Name:	Stephen Gehrmann
Title:	Authorized Signatory

CITIGROUP INC.

By:	/S/ FAISAL ESSA
Name:	Faisal Essa
Title:	Assistant Treasurer

CITIGROUP GLOBAL MARKETS INC.

By:	/S/ NICHOLAS PARCHARIDIS
Name:	Nicholas Parcharidis
Title:	Managing Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/S/ DARRELL N. BRIDGERS
Name:	Darrell N. Bridgers
Title:	Director

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